Exhibit 99.3

MEI Pharma Announces Adjournment of Annual Meeting of Stockholders

SAN DIEGO, December 6, 2022 — MEI Pharma, Inc. (Nasdaq: MEIP), a pharmaceutical company focused on advancing new therapies for cancer, announced today that its annual meeting of stockholders has been adjourned to January 5, 2023, at 9:00 a.m. Pacific Time. The record date for the adjourned annual meeting continues to be October 13, 2022.

MEI Pharma stockholders and proxyholders will be able to attend and participate in the reconvened annual meeting online, be deemed to be present in person and vote their shares electronically, and submit questions prior to and during the reconvened annual meeting by visiting https://meetnow.global/MTGT7UU and entering their control number found on the proxy card they previously received for the annual meeting. This information is also displayed on the current meeting’s website.

On December 5, 2022, MEI issued two press releases announcing important information about the company and its plans moving forward. Because this information was released so soon before the annual meeting, MEI’s management and board of directors decided to propose an adjournment of the annual meeting to give MEI’s stockholders a chance to consider this information.

Stockholders who have previously submitted a proxy or otherwise voted do not need to take any action and all previously submitted proxies will be voted at the adjourned annual meeting unless properly revoked.

Our Board of Directors continues to recommend that stockholders vote “FOR” proposals one through five.

Important Information

This material may be deemed to be solicitation material in respect of the Annual Meeting to be reconvened on January 5, 2023. In connection with the Annual Meeting, the Company filed a definitive proxy statement with the SEC on October 27, 2022. BEFORE MAKING ANY VOTING DECISIONS, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at sec.gov or at www.edocumentview.com/MEIP.

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a pharmaceutical company focused on developing potential new therapies for cancer. MEI Pharma’s portfolio of drug candidates includes clinical stage candidates with differentiated mechanisms of action intended to address unmet medical needs and deliver improved benefit to patients, either as standalone treatments or in combination with other therapeutic options. For more information, please visit www.meipharma.com. Follow us on Twitter @MEI_Pharma and on LinkedIn.

Forward-Looking Statements

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical studies and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding: MEI’s plans to discontinue development of zandelisib, and wind down the currently ongoing clinical studies of zandelisib being conducted by MEI; the potential, safety, efficacy, and regulatory and clinical progress of our product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and our expectations surrounding potential regulatory submissions, approvals and timing thereof; our business strategy and plans; and the sufficiency of our cash, cash equivalents and short-term investments to fund our operations. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to: our ability to successfully wind down the currently ongoing clinical studies of zandelisib; our ability to negotiate a termination of the existing zandelisib global development and commercialization agreement between MEI and Kyowa Kirin and negotiate a license agreement for Japan; our failure to successfully commercialize our product candidates; final data from our pre-clinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; adverse effects on the Company’s business as a result of the restatement of our previously issued financial statements; the impact of the COVID-19 pandemic on our industry and individual companies, including on our counterparties, the supply chain, the execution of our clinical development programs, our access to financing and the allocation of government resources; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts

MEI Pharma:

David A. Walsey

Tel: 858-369-7104

investor@meipharma.com

Jason I. Spark

Canale Communications for MEI

Tel: 619-849-6005

jason.spark@canalecomm.com